As Filed with the Securities and Exchange Commission on
                                  April 4, 2005
                                File No.333-59765
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
--------------------------------------------------------------------------------
                   POST-EFFECTIVE AMENDMENT NO. 7 TO FORM S-1

                                   ON FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------
                          LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)

          Nebraska                                       6300                           470221457
(State or other jurisdiction of                (Primary Standard Industrial           (I.R.S.Employer
 incorporation or organization)                 Classification Code Number)          Identification No.)


                  2940 South 84th St., Lincoln, Nebraska 68506
                                 1-800-865-5237
              (Address of registrant's principal executive offices)

                             WILLIAM F. EMMONS, ESQ.
                          LINCOLN BENEFIT LIFE COMPANY
                               2940 South 84th St.
                                LINCOLN, NE 68506
                                 1-800-865-5237
                           (Name of agent for service)
--------------------------------------------------------------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / X /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
                                    Proposed Maximum             Proposed Maximum                               Amount of
Title of Each Class of              Amount to be                Offering Price Per     Aggregate Offering     Registration
Securities to be Registered           Registered                        Unit              Price                   Fee

Market Value Adjusted
Interest under Individual
Flexible Premium
Deferred Variable Annuity
Contracts. . . . . . . . . . . . . .       *                              *                  *                      *
------------------------------------------------------------------------------------------------------------------------------------

* These Contracts are not issued in predetermined amounts or units. A maximum aggregate offering price of $25,000,000 was previously registered. No additional amount of securities is being registered by this post- effective amendment to the registration statement.

                          Lincoln Benefit Life Company
                   Lincoln Benefit Life Variable Annuity Account

                        Supplement, dated April 4, 2005,
                                       to
                  The Consultant I Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life Company.

We have received notice that the shareholders of the Strong Opportunity Fund II
- Investor Class and the Strong Mid Cap Growth Fund II - Investor Class ("Strong Portfolios") approved the reorganization of the Strong Portfolios into the Wells Fargo Advantage Opportunity Fund and the Wells Fargo Advantage Discovery Fund ("Wells Fargo Portfolios"), respectively.

On April 8, 2005 ("Conversion Date"), the Strong Opportunity Fund II - Investor Class will be merged into the Wells Fargo Advantage Opportunity Fund, and the Strong Mid Cap Growth Fund II - Investor Class will be merged into the Wells Fargo Advantage Discovery Fund. On the Conversion Date, we will change the name of the Strong Portfolio sub-accounts to reflect the change in the underlying portfolio. Contract owners will receive a confirmation of the transaction reflecting this change.

If you currently have allocations made to the Strong Portfolio sub-accounts through automatic additions, automatic portfolio rebalancing or dollar cost averaging programs, any future allocations will continue to be made to those sub-accounts under their new name as of the Conversion Date.

All reference to the Strong Opportunity Fund II, Inc., Strong Variable Insurance Funds, Inc, and the Strong Portfolios are deleted on page 1 of the prospectus. The following information is added to page 1:

Wells Fargo Variable Trust Funds: Wells Fargo Advantage Discovery Fund , Wells Fargo Advantage Opportunity Fund

The table on page 7 that shows the minimum and maximum total annual operating expenses charged by the Portfolios is deleted in its entirety and replaced by the following:



                                                      Minimum                                     Maximum

Total Annual Portfolio Operating
Expenses(1) (expenses that are
deducted from Portfolio assets,
which may include management fees,
distribution and/or service (12b-1)
fees, and other expenses)(without
waivers or reimbursements)                             0.10%                                       3.89%


(1)Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2004.


The "Examples" on page 7 are deleted in their entirety and replaced by the following:

Example 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate Account annual expenses, and Portfolio fees and expenses and assumes no transfers or exchanges were made. The Example shows the dollar amount of expenses that you would bear directly or indirectly if you:

o Invested $10,000 in the Contract for the time periods indicated, o earned a 5% annual return on your investment,

o surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and,

o elected the Enhanced Death and Income Benefit Riders II (with total Separate Account expenses of 1.80%).


The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.


                                                                1 Year           3 Years          5 Years       10 Years
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses                $1,215           $2,344           $3,362         $5,878
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses                 $825            $1,215           $1,543         $2,554
----------------------------------------------------------------------------------------------------------------------------



Example 2
This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.


                                                                1 Year           3 Years          5 Years         10Years
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses                 $618            $1,834            $3,022         $5,878
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses                 $230             $705             $1,203         $2,554
----------------------------------------------------------------------------------------------------------------------------



Explanation of Expense Examples
Please remember that you are looking at examples and not a representation of past or future expenses. Your rate of return may be higher or lower than 5%, which is not guaranteed. The examples do not assume that any Portfolio expense waivers or reimbursement arrangements are in effect for the periods presented. Examples 1 and 2 assume the election of the Enhanced Death and Income Benefit Riders II (total Separate Account expenses of 1.80%). If these riders were not elected, the expense figures shown would be slightly lower. The Examples reflect the Free Withdrawal amounts, if any, and an annual Contract maintenance charge of $35.

All reference to the Strong Opportunity Fund II, Inc., Strong Variable Insurance Funds, Inc, and the Strong Portfolios are deleted on page 9 of the prospectus. The following information is added to page 9:

-------------------------------------------------------------
Wells Fargo Variable    Wells Fargo Advantage Discovery
  Trust                   Fund , Wells Fargo Advantage
                          Opportunity Fund
-------------------------------------------------------------

The section entitled "Condensed Financial Information" on page 12 is deleted in its entirety and replaced with the following:


CONDENSED FINANCIAL INFORMATION
Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each sub-account for 1994 through 2004.
Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Contract Administration Charge. The financial statements of the sub-accounts comprising the Separate Account as of December 31, 2004, are included in the Statement of Additional Information. Lincoln Benefit's financial statements as of December 31, 2004, are included in the Statement of Additional Information.


The chart on page 17 of the prospectus is deleted in its entirety and replaced by the following:



----------------------------------------------------------------------------------------------------------------------------
Portfolio                                  Portfolio Objective                                 Investment Adviser
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series I (1)   Long-term growth of capital                         A I M Advisors, Inc.
  (1)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
The Alger American Fund
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Alger American Growth Portfolio - Class O  Long-term capital appreciation                      Fred Alger Management, Inc.
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Alger American Income & Growth Portfolio - To provide a high level of dividend
Class O                                    income. Its secondary goal is to
                                           provide capital appreciation.
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Alger American Leveraged AllCap Portfolio  Long-term capital appreciation
  - Class O
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio -   Long-term capital appreciation
  Class O
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Alger American Small Capitalization        Long-term capital appreciation
  Portfolio - Class O
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Federated Insurance Series
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government         Current income                                      Federated Investment
  Securities II                                                                                  Management Company
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Federated High Income Bond Fund II         High current income
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Federated Capital Income Fund II           High current income and moderate capital            Federated Equity Management
                                             appreciation                                      Company of Pennsylvania

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Fidelity(R)  Variable Insurance Products
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager(SM) Portfolio - To obtain high total return with                    Fidelity Management
Initial Class                              reduced risk over & the long term                   Research Company
                                           by allocating its assets among stocks,
                                           bonds, and short-term instruments.
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R)  Portfolio -      Long-term capital appreciation.
  Initial Class
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio -     Reasonable income by investing primarily in
  Initial Class                              income-producing equity securities.  In choosing
                                             these securities, the fund will
                                             also consider the potential for
                                             capital appreciation. The fund's
                                             goal is to achieve a yield which
                                             exceeds the composite yield on the
                                             securities comprising the S&P 500.
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Initial    To achieve capital appreciation.
  Class
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Initial Investment results that correspond to
Class                                      the total  return of common stocks
                                           publicly traded in the United States,
                                           as represented by the Standard &
                                           Poor's 500(SM) Index (S&P 500(R) ).
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio -      As high a level of current income as is
Initial Class                              consistent with preservation of capital
                                           and liquidity by investing in money
                                           market instruments.
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Initial  Long-term growth of capital.
  Class
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio -     Long-term capital growth, consistent                     Janus Capital Management
Institutional Shares                        with preservation of capital and                         LLC
                                            balanced by current income.
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Janus Aspen Series Flexible Bond Portfolio  To obtain maximum total return,
- Institutional Shares  (2)                  consistent with preservation of capital.
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio  Long-term growth of capital.
  - Service Shares
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Janus Aspen Series Large Cap Growth         Long-term growth of capital in a manner
Portfolio - Institutional Shares  (2)        consistent with the preservation of
                                            capital.
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Growth            Long-term growth of capital
  Portfolio - Institutional Shares
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Janus Aspen Series Worldwide Growth          Long-term growth of capital in a manner
Portfolio - Institutional Shares             consistent with the preservation of capital.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
MFS(R)  Variable Insurance Trust(SM)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Series - Initial Class   Long-term growth of capital                      MFS(TM)  Investment Management
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
MFS                                          Investors Trust Series - Initial
                                             Class Long-term growth of capital
                                             with a secondary objective to seek
                                             reasonable current income
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
MFS New Discovery Series - Initial Class     Capital appreciation.
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
MFS Research Series - Initial Class          Long-term growth of capital and future income
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
MFS Total Return Series - Initial Class      To provide above-average income (compared to a
                                             portfolio invested entirely in equity securities)
                                             consistent with the prudent employment of capital
                                             and secondarily to provide a reasonable
                                             opportunity for growth of capital and income.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Oppenheimer Variable Account Funds
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA    Capital appreciation.                               OppenheimerFunds, Inc.
  - Service Shares
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Premier VIT
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio (3)     Growth of capital and investment income             OpCap Advisors LLC
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Premier VIT OpCap Small Cap Portfolio (3)       Capital appreciation
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S.       Maximum total return, consistent with preservation    Pacific Investment
  Dollar-Hedged) - Administrative Shares     of capital and prudent investment management.         Management Company LLC
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio -           Maximum total return, consistent with
Administrative Shares                        preservation of capital and prudent investment
                                             management.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Putnam Variable Trust
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Putnam VT International Growth and Income    Capital growth. Current income is a secondary       Putnam Investment
  Fund - Class IB                            objective.                                          Management, LLC
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Salomon Brothers Variable Series Funds Inc
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Salomon Brothers Variable Investors Fund -    Long-term growth of capital with                  Salomon Brothers Asset
Class I                                       current income as  a secondary objective          Management Inc
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Scudder Variable Series I
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Scudder SVS I Bond Portfolio - Class A        To provide a high level of income               Deutsche Investment
                                              consistent with a high quality portfolio      Management Americas Inc.
                                              of debt securities
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Scudder SVS I Global Discovery Portfolio -    Above-average capital appreciation
Class A                                       over the long term
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Scudder SVS I Growth and Income Portfolio     Long-term growth of capital, current
- Class A                                     income and growth of income
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Scudder SVS I International Portfolio -       Long-term growth of capital primarily
Class A                                       through diversified holdings of marketable
                                              foreign equity investments
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Scudder Variable Series II
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Scudder SVS II Total Return Portfolio -       High total return, a combination of                  Deutsche Investment
Class A (4)                                    income and capital appreciation                   Management Americas Inc.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
STI Classic Variable Trust
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
STI Classic Capital Appreciation Fund        Capital appreciation                                Trusco Capital Management,
                                                                                                 Inc.
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
STI Classic International Equity Fund (5)       Long-term capital appreciation
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
STI Classic Value Income Stock Fund          Current income with the secondary goal of capital
                                             appreciation
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Series, Inc.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - I    Substantial dividend income as well as long-term    T. Rowe Price Associates,
                                             growth of capital.                                  Inc.
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
T. Rowe Price Mid-Cap Growth Portfolio - I   Long-term capital appreciation
(6)
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
T. Rowe Price New America Growth Portfolio   Long-term growth of capital
- I
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Series, Inc.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock            Long-term growth of capital                         T. Rowe Price
  Portfolio - I                                                                                  International, Inc.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value            Above-average total return over a market cycle     Van Kampen (7)
Portfolio, Class I                           of three to five years by investing in
                                             common stocks and other equity securities
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Van Kampen Life Investment Trust
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth             Capital Growth                                      Van Kampen Asset Management
  Portfolio, Class II
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income             Long-term growth of capital and income.
  Portfolio, Class II
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable Trust Funds
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Wells Fargo Advantage Discovery Fund (8)        Long-term capital appreciation                      Wells Fargo Funds
                                                                                                 Management, LLC
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Wells Fargo Advantage Opportunity Fund (8)      Long-term capital appreciation
----------------------------------------------------------------------------------------------------------------------------

(1) A Fund's investment objective(s) may be changed by the Fund's Board of Trustees without shareholder approval.

(2) Effective May 1, 2005, the Janus Aspen Series Flexible Income Portfolio - Institutional Shares and Janus Aspen Series Growth Portfolio - Institutional Shares changed their names to the Janus Aspen Series Flexible Bond Portfolio - Institutional Shares and Janus Aspen Series Large Cap Growth Portfolio - Institutional Shares, respectively.

(3) Effective May 1, 2005, the PAVIT OpCap Balanced Portfolio and PAVIT OpCap Small Cap Portfolio changed their names to the Premier VIT OpCap Balanced Portfolio and Premier VIT OpCap Small Cap Portfolio, respectively.

(4) Effective April 29, 2005, the Scudder SVS I Balanced Portfolio - Class A was reorganized onto the Scudder SVS II Total Return Portfolio - Class A.

(5) Effective September 27, 2002, the STI Classic International Equity Fund is no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to September 27, 2002, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(6) Effective 5/1/04, the T. Rowe Price Mid-Cap Growth Portfolio - I is no longer available for new investments. If you are currently invested in the
     T.  Rowe  Price  Mid-Cap  Growth  Portfolio  -  I  you  may  continue  your investment. If you are currently enrolled in one of our automatic transaction programs, such as Portfolio Rebalancing or Dollar Cost Averaging, we will continue to effect automatic transactions to the portfolio in accordance with that program.

(7)  Morgan  Stanley  Investment   Management  Inc.,  the  adviser  to  the  UIF
     Portfolios, does business in certain instances using the name Van Kampen.

(8) Effective 4/8/05, the Strong Mid Cap Growth Fund II - Investor Class and Strong Opportunity Fund II - Investor Class were reorganized into the Wells Fargo Advantage Discovery Fund and Wells Fargo Advantage Opportunity Fund, respectively.



The first sentence of the first paragraph of the section entitled "Annual Reports and Other Documents" on page 43 of the prospectus is deleted and replaced by the following:

"Lincoln Benefit's annual report on Form 10-K for the year ended December 31, 2004, is incorporated herein by reference, which means that it is legally a part of this prospectus."



The following column is added to the Accumulation Unit Value chart in Appendix
A:


                           Accumulation Unit Values(1)
                                  Basic Policy

Fund                                                                                           Year ending
                                                                                              December 31,
                                                                                                  2004
-----------------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value - Series I Sub-Account
   Accumulation Unit Value Beginning                                                                            10.000
   Accumulation Unit Value Ending                                                                               10.821
   Number of Units Outstanding at End of Year                                                                  269,780
Alger American Growth - Class O Sub-Account
   Accumulation Unit Value Beginning                                                                            10.198
   Accumulation Unit Value Ending                                                                               10.625
   Number of Units Outstanding at End of Year                                                                  719,914
Alger American Income & Growth - Class O Sub-Account
   Accumulation Unit Value Beginning                                                                            11.641
   Accumulation Unit Value Ending                                                                               12.398
   Number of Units Outstanding at End of Year                                                                  686,795
Alger American Leveraged AllCap - Class O Sub-Account
         Accumulation Unit Value Beginning                                                                      12.055
         Accumulation Unit Value Ending                                                                         12.881
         Number of Units Outstanding at End of Year                                                            454,884
Alger American MidCap Growth - Class O Sub-Account
         Accumulation Unit Value Beginning                                                                      15.264
         Accumulation Unit Value Ending                                                                         17.040
         Number of Units Outstanding at End of Year                                                            571,188
Alger American Small Capitalization - Class O Sub-Account
         Accumulation Unit Value Beginning                                                                       8.212
         Accumulation Unit Value Ending                                                                          9.454
         Number of Units Outstanding at End of Year                                                            355,278
Federated Capital Income II Sub-Account
         Accumulation Unit Value Beginning                                                                       7.668
         Accumulation Unit Value Ending                                                                          8.325
         Number of Units Outstanding at End of Year                                                            297,389
Federated High Income Bond II Sub-Account
         Accumulation Unit Value Beginning                                                                      10.814
         Accumulation Unit Value Ending                                                                         11.797
         Number of Units Outstanding at End of Year                                                            729,703
Federated for U.S. Government Securities II Sub-Account
         Accumulation Unit Value Beginning                                                                      12.710
         Accumulation Unit Value Ending                                                                         13.005
         Number of Units Outstanding at End of Year                                                          1,136,236
Fidelity VIP Asset Manager(SM) - Initial Class Sub-Account
         Accumulation Unit Value Beginning                                                                      11.186
         Accumulation Unit Value Ending                                                                         11.652
         Number of Units Outstanding at End of Year                                                            437,716
Fidelity VIP Contrafund(R)  - Initial Class Sub-Account
         Accumulation Unit Value Beginning                                                                      12.763
         Accumulation Unit Value Ending                                                                         14.555
         Number of Units Outstanding at End of Year
                                                                                                             1,438,118
Fidelity VIP Equity-Income - Initial Class Sub-Account
         Accumulation Unit Value Beginning                                                                      12.067
         Accumulation Unit Value Ending                                                                         13.291
         Number of Units Outstanding at End of Year
                                                                                                             1,384,897
Fidelity VIP Growth - Initial Class Sub-Account
         Accumulation Unit Value Beginning                                                                      10.215
         Accumulation Unit Value Ending                                                                         10.429
         Number of Units Outstanding at End of Year
                                                                                                             1,091,575
Fidelity VIP Index 500 - Initial Class Sub-Account
         Accumulation Unit Value Beginning                                                                      10.237
         Accumulation Unit Value Ending                                                                         11.183
         Number of Units Outstanding at End of Year
                                                                                                             1,817,054
Fidelity VIP Money Market - Initial Class Sub-Account
         Accumulation Unit Value Beginning                                                                      11.406
         Accumulation Unit Value Ending                                                                         11.401
         Number of Units Outstanding at End of Year
                                                                                                             1,544,840
Fidelity VIP Overseas - Initial Class Sub-Account
         Accumulation Unit Value Beginning                                                                      10.251
         Accumulation Unit Value Ending                                                                         11.504
         Number of Units Outstanding at End of Year                                                            402,967
Janus Aspen Series Mid Cap Growth - Institutional Shares Sub-Account
         Accumulation Unit Value Beginning                                                                      10.443
         Accumulation Unit Value Ending                                                                         12.453
         Number of Units Outstanding at End of Year                                                            642,333
Janus Aspen Series Balanced - Institutional Shares Sub-Account
         Accumulation Unit Value Beginning                                                                      13.832
         Accumulation Unit Value Ending                                                                         14.825
         Number of Units Outstanding at End of Year
                                                                                                             1,365,759
Janus Aspen Series Flexible Bond - Institutional Shares Sub-Account  (3)
         Accumulation Unit Value Beginning                                                                      13.166
         Accumulation Unit Value Ending                                                                         13.519
         Number of Units Outstanding at End of Year                                                            527,949
Janus Aspen Series Large Cap Growth - Institutional Shares Sub-Account  (3)
         Accumulation Unit Value Beginning                                                                       9.984
         Accumulation Unit Value Ending                                                                         10.306
         Number of Units Outstanding at End of Year
                                                                                                             1,041,507
Janus Aspen Series Foreign Stock - Service Shares Sub-Account  (2)(5)
         Accumulation Unit Value Beginning                                                                      10.226
         Accumulation Unit Value Ending                                                                         11.939
         Number of Units Outstanding at End of Year                                                            152,105
Janus Aspen Series Worldwide Growth - Institutional Shares Sub-Account
         Accumulation Unit Value Beginning                                                                       9.971
         Accumulation Unit Value Ending                                                                         10.318
         Number of Units Outstanding at End of Year
                                                                                                             1,193,225
LSA Balanced (2)(4)
         Accumulation Unit Value Beginning
         Accumulation Unit Value Ending
         Number of Units Outstanding at End of Year
MFS Emerging Growth - Initial Class Sub-Account
         Accumulation Unit Value Beginning                                                                       8.995
         Accumulation Unit Value Ending                                                                         10.035
         Number of Units Outstanding at End of Year                                                            231,814
MFS Investors Trust - Initial Class Sub-Account
         Accumulation Unit Value Beginning                                                                       9.091
         Accumulation Unit Value Ending                                                                          9.998
         Number of Units Outstanding at End of Year                                                            244,156
MFS New Discovery - Initial Class Sub-Account
         Accumulation Unit Value Beginning                                                                      15.738
         Accumulation Unit Value Ending                                                                         16.556
         Number of Units Outstanding at End of Year                                                            232,616
MFS Research - Initial Class Sub-Account
         Accumulation Unit Value Beginning                                                                       9.100
         Accumulation Unit Value Ending                                                                         10.412
         Number of Units Outstanding at End of Year                                                            189,969
MFS Total Return - Initial Class Sub-Account
         Accumulation Unit Value Beginning                                                                      13.180
         Accumulation Unit Value Ending                                                                         14.490
         Number of Units Outstanding at End of Year
                                                                                                             1,033,566
Premier VIT OpCap Balanced Sub-Account (2)(5)
         Accumulation Unit Value Beginning                                                                      10.000
         Accumulation Unit Value Ending                                                                         10.812
         Number of Units Outstanding at End of Year                                                            129,223
Premier VIT OpCap Small Cap Sub-Account (2)(5)
         Accumulation Unit Value Beginning                                                                      10.143
         Accumulation Unit Value Ending                                                                         11.809
         Number of Units Outstanding at End of Year                                                            274,798
Oppenheimer Main Street Small Cap/VA - Service Shares Sub-Account  (2)
         Accumulation Unit Value Beginning                                                                      11.178
         Accumulation Unit Value Ending                                                                         13.157
         Number of Units Outstanding at End of Year                                                            347,171
PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares Sub-Account
(2)
         Accumulation Unit Value Beginning                                                                      10.669
         Accumulation Unit Value Ending                                                                         11.122
         Number of Units Outstanding at End of Year                                                            347,113
PIMCO VIT Total Return - Administrative Shares Sub-Account  (2)
         Accumulation Unit Value Beginning                                                                      10.951
         Accumulation Unit Value Ending                                                                         11.343
         Number of Units Outstanding at End of Year
                                                                                                             1,060,049
Putnam VT International Growth and Income - Class IB Sub-Account
         Accumulation Unit Value Beginning                                                                      11.161
         Accumulation Unit Value Ending                                                                         13.335
         Number of Units Outstanding at End of Year                                                             89,040
Salomon Brothers Variable Investors - Class I Sub-Account
         Accumulation Unit Value Beginning                                                                      10.000
         Accumulation Unit Value Ending                                                                         10.954
         Number of Units Outstanding at End of Year                                                             60,840
Scudder SVS II Total Return - Class A Sub-Account (6)
         Accumulation Unit Value Beginning
         Accumulation Unit Value Ending
         Number of Units Outstanding at End of Year
Scudder SVS I Bond - Class A Sub-Account
         Accumulation Unit Value Beginning                                                                      12.535
         Accumulation Unit Value Ending                                                                         13.046
         Number of Units Outstanding at End of Year                                                            507,579
Scudder SVS I Global Discovery - Class A Sub-Account
         Accumulation Unit Value Beginning                                                                      14.317
         Accumulation Unit Value Ending                                                                         17.440
         Number of Units Outstanding at End of Year                                                            176,147
Scudder SVS I Growth and Income - Class A Sub-Account
         Accumulation Unit Value Beginning                                                                       8.871
         Accumulation Unit Value Ending                                                                          9.651
         Number of Units Outstanding at End of Year                                                            150,151
Scudder SVS I International - Class A Sub-Account
         Accumulation Unit Value Beginning                                                                       8.507
         Accumulation Unit Value Ending                                                                          9.790
         Number of Units Outstanding at End of Year                                                            121,969
STI Classic Capital Appreciation Sub-Account
         Accumulation Unit Value Beginning                                                                       8.653
         Accumulation Unit Value Ending                                                                          9.123
         Number of Units Outstanding at End of Year                                                             60,421
STI Classic International Equity Sub-Account (7)
         Accumulation Unit Value Beginning                                                                       8.914
         Accumulation Unit Value Ending                                                                         10.506
         Number of Units Outstanding at End of Year                                                              5,874
STI Classic Value Income Stock Sub-Account
         Accumulation Unit Value Beginning                                                                       9.168
         Accumulation Unit Value Ending                                                                         10.439
         Number of Units Outstanding at End of Year                                                            192,125
Strong Opportunity II - Investor Class Sub-Account
         Accumulation Unit Value(1) Beginning                                                                   14.263
         Accumulation Unit Value Ending                                                                         16.652
         Number of Units Outstanding at End of Year                                                            374,321
T. Rowe Price Equity Income - I Sub-Account
         Accumulation Unit Value Beginning                                                                      13.140
         Accumulation Unit Value Ending                                                                         14.913
         Number of Units Outstanding at End of Year                                                            895,153
T. Rowe Price International Stock - I Sub-Account
         Accumulation Unit Value Beginning                                                                       9.201
         Accumulation Unit Value Ending                                                                         10.338
         Number of Units Outstanding at End of Year                                                            264,060
T. Rowe Price Mid-Cap Growth - I Sub-Account (8)
         Accumulation Unit Value Beginning                                                                      15.505
         Accumulation Unit Value Ending                                                                         18.121
         Number of Units Outstanding at End of Year                                                            586,887
T. Rowe Price New America Growth - I Sub-Account
         Accumulation Unit Value Beginning                                                                       9.090
         Accumulation Unit Value Ending                                                                          9.995
         Number of Units Outstanding at End of Year                                                            173,326
Van Kampen LIT Aggressive Growth, Class II Sub-Account  (2)
         Accumulation Unit Value Beginning                                                                      10.000
         Accumulation Unit Value Ending                                                                         11.156
         Number of Units Outstanding at End of Year                                                             44,940
Van Kampen LIT Growth and Income, Class II Sub-Account  (2)
         Accumulation Unit Value Beginning                                                                      10.293
         Accumulation Unit Value Ending                                                                         11.600
         Number of Units Outstanding at End of Year                                                            354,336
Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account  (2)(9)
         Accumulation Unit Value Beginning                                                                      10.000
         Accumulation Unit Value Ending                                                                         11.333
         Number of Units Outstanding at End of Year                                                            309,322
Wells Fargo Advantage Discovery Sub-Account (10)
         Accumulation Unit Value Beginning                                                                           --
         Accumulation Unit Value Ending                                                                              --
         Number of Units Outstanding at End of Year                                                                  --
Wells Fargo Advantage Opportunity Sub-Account (10)                                                                   --
         Accumulation Unit Value Beginning                                                                           --
         Accumulation Unit Value Ending                                                                              --
         Number of Units Outstanding at End of Year                                                                  --
-----------------------------------------------------------------------------------------------------------------------





                                                      Accumulation Unit Values(1)
                                      Basic Policy plus Death Benefit and Income Benefit Rider II

Fund                                                                                   Year ending
                                                                                      December 31,
                                                                                          2004
--------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value - Series I Sub-Account
   Accumulation Unit Value Beginning                                                                   10.000
   Accumulation Unit Value Ending                                                                      10.781
   Number of Units Outstanding at End of Year
                                                                                                      244,914
Alger American Growth - Class O Sub-Account
   Accumulation Unit Value Beginning                                                                    6.175
   Accumulation Unit Value Ending                                                                       6.398
   Number of Units Outstanding at End of Year
                                                                                                      439,952
Alger American Income & Growth - Class O Sub-Account
   Accumulation Unit Value Beginning                                                                    6.738
   Accumulation Unit Value Ending                                                                       7.137
   Number of Units Outstanding at End of Year
                                                                                                      396,418
Alger American Leveraged AllCap - Class O Sub-Account
   Accumulation Unit Value Beginning                                                                    5.447
   Accumulation Unit Value Ending                                                                       5.788
   Number of Units Outstanding at End of Year
                                                                                                      727,607
Alger American MidCap Growth - Class O Sub-Account
   Accumulation Unit Value Beginning                                                                    8.703
   Accumulation Unit Value Ending                                                                       9.663
   Number of Units Outstanding at End of Year
                                                                                                      999,864
Alger American Small Capitalization - Class O Sub-Account
   Accumulation Unit Value Beginning                                                                    5.060
   Accumulation Unit Value Ending                                                                       5.793
   Number of Units Outstanding at End of Year
                                                                                                      359,793
Federated Capital Income II Sub-Account
   Accumulation Unit Value Beginning                                                                    6.855
   Accumulation Unit Value Ending                                                                       7.401
   Number of Units Outstanding at End of Year                                                          76,744
Federated High Income Bond II Sub-Account
   Accumulation Unit Value Beginning                                                                   10.941
   Accumulation Unit Value Ending                                                                      11.870
   Number of Units Outstanding at End of Year                                                         444,657
Federated for U.S. Government Securities II Sub-Account
   Accumulation Unit Value Beginning                                                                   12.006
   Accumulation Unit Value Ending                                                                      12.218
   Number of Units Outstanding at End of Year
                                                                                                      605,532
Fidelity VIP Asset Manager(SM) - Initial Class Sub-Account
   Accumulation Unit Value Beginning                                                                    9.379
   Accumulation Unit Value Ending                                                                       9.716
   Number of Units Outstanding at End of Year                                                         181,632
Fidelity VIP Contrafund(R)  - Initial Class Sub-Account
   Accumulation Unit Value Beginning                                                                    9.078
   Accumulation Unit Value Ending                                                                      10.296
   Number of Units Outstanding at End of Year
                                                                                                    1,158,838
Fidelity VIP Equity-Income - Initial Class Sub-Account
   Accumulation Unit Value Beginning                                                                   10.759
   Accumulation Unit Value Ending                                                                      11.786
   Number of Units Outstanding at End of Year
                                                                                                      434,981
Fidelity VIP Growth - Initial Class Sub-Account
   Accumulation Unit Value Beginning                                                                    6.080
   Accumulation Unit Value Ending                                                                       6.173
   Number of Units Outstanding at End of Year
                                                                                                      939,071
Fidelity VIP Index 500 - Initial Class Sub-Account
   Accumulation Unit Value Beginning                                                                    7.516
   Accumulation Unit Value Ending                                                                       8.166
   Number of Units Outstanding at End of Year
                                                                                                    1,444,339
Fidelity VIP Money Market - Initial Class Sub-Account
   Accumulation Unit Value Beginning                                                                   10.373
   Accumulation Unit Value Ending                                                                      10.311
   Number of Units Outstanding at End of Year
                                                                                                      618,241
Fidelity VIP Overseas - Initial Class Sub-Account
   Accumulation Unit Value Beginning                                                                    7.208
   Accumulation Unit Value Ending                                                                       8.045
   Number of Units Outstanding at End of Year
                                                                                                      382,839
Janus Aspen Series Mid Cap Growth - Institutional Shares Sub-Account
   Accumulation Unit Value Beginning                                                                    3.715
   Accumulation Unit Value Ending                                                                       4.405
   Number of Units Outstanding at End of Year
                                                                                                      466,868
Janus Aspen Series Balanced - Institutional Shares Sub-Account
   Accumulation Unit Value Beginning                                                                    9.267
   Accumulation Unit Value Ending                                                                       9.878
   Number of Units Outstanding at End of Year
                                                                                                      705,500
Janus Aspen Series Flexible Bond - Institutional Shares Sub-Account (3)
   Accumulation Unit Value Beginning                                                                   12.480
   Accumulation Unit Value Ending                                                                      12.743
   Number of Units Outstanding at End of Year
                                                                                                      312,969
Janus Aspen Series Large Cap Growth - Institutional Shares Sub-Account (3)
   Accumulation Unit Value Beginning                                                                    5.746
   Accumulation Unit Value Ending                                                                       5.898
   Number of Units Outstanding at End of Year
                                                                                                      275,805
Janus Aspen Series Foreign Stock - Service Shares Sub-Account (2)(5)
   Accumulation Unit Value Beginning                                                                   10.132
   Accumulation Unit Value Ending                                                                      11.765
   Number of Units Outstanding at End of Year                                                          71,988
Janus Aspen Series Worldwide Growth - Institutional Shares Sub-Account
   Accumulation Unit Value Beginning                                                                    5.558
   Accumulation Unit Value Ending                                                                       5.719
   Number of Units Outstanding at End of Year
                                                                                                      414,342
LSA Balanced (2)(4)
   Accumulation Unit Value Beginning
   Accumulation Unit Value Ending
   Number of Units Outstanding at End of Year
MFS Emerging Growth - Initial Class Sub-Account
   Accumulation Unit Value Beginning                                                                    4.432
   Accumulation Unit Value Ending                                                                       4.917
   Number of Units Outstanding at End of Year
                                                                                                      274,686
MFS Investors Trust - Initial Class Sub-Account
   Accumulation Unit Value Beginning                                                                    7.567
   Accumulation Unit Value Ending                                                                       8.276
   Number of Units Outstanding at End of Year
                                                                                                      136,211
MFS New Discovery - Initial Class Sub-Account
   Accumulation Unit Value Beginning                                                                    7.374
   Accumulation Unit Value Ending                                                                       7.715
   Number of Units Outstanding at End of Year
                                                                                                      623,501
MFS Research - Initial Class Sub-Account
   Accumulation Unit Value Beginning                                                                    6.227
   Accumulation Unit Value Ending                                                                       7.085
   Number of Units Outstanding at End of Year                                                          53,593
MFS Total Return - Initial Class Sub-Account
   Accumulation Unit Value Beginning                                                                   11.736
   Accumulation Unit Value Ending                                                                      12.832
   Number of Units Outstanding at End of Year
                                                                                                      590,723
Premier VIT OpCap Balanced Sub-Account (2)(5)
   Accumulation Unit Value Beginning                                                                   10.000
   Accumulation Unit Value Ending                                                                      10.772
   Number of Units Outstanding at End of Year                                                          91,944
Premier VIT OpCap Small Cap Sub-Account (2)
   Accumulation Unit Value Beginning                                                                   10.051
   Accumulation Unit Value Ending                                                                      11.637
   Number of Units Outstanding at End of Year
                                                                                                      244,720
Oppenheimer Main Street Small Cap/VA - Service Shares Sub-Account (2)
   Accumulation Unit Value Beginning                                                                   11.076
   Accumulation Unit Value Ending                                                                      12.965
   Number of Units Outstanding at End of Year
                                                                                                      323,468
PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares Sub-Account
(2)
   Accumulation Unit Value Beginning                                                                   10.571
   Accumulation Unit Value Ending                                                                      10.960
   Number of Units Outstanding at End of Year
                                                                                                      100,873
PIMCO VIT Total Return - Administrative Shares Sub-Account (2)
   Accumulation Unit Value Beginning                                                                   10.851
   Accumulation Unit Value Ending                                                                      11.178
   Number of Units Outstanding at End of Year
                                                                                                      604,097
Putnam VT International Growth and Income - Class IB Sub-Account
   Accumulation Unit Value Beginning                                                                   11.059
   Accumulation Unit Value Ending                                                                      13.141
   Number of Units Outstanding at End of Year                                                          58,105
Salomon Brothers Variable Investors - Class I Sub-Account (3)
   Accumulation Unit Value Beginning                                                                   10.000
   Accumulation Unit Value Ending                                                                      10.913
   Number of Units Outstanding at End of Year                                                          47,102
Scudder SVS II Total Return - Class A Sub-Account (6)
   Accumulation Unit Value Beginning
   Accumulation Unit Value Ending
   Number of Units Outstanding at End of Year
Scudder SVS I Bond - Class A Sub-Account
   Accumulation Unit Value Beginning                                                                   12.026
   Accumulation Unit Value Ending                                                                      12.447
   Number of Units Outstanding at End of Year
                                                                                                      242,774
Scudder SVS I Global Discovery - Class A Sub-Account
   Accumulation Unit Value Beginning                                                                    7.780
   Accumulation Unit Value Ending                                                                       9.425
   Number of Units Outstanding at End of Year
                                                                                                      254,808
Scudder SVS I Growth and Income - Class A Sub-Account
   Accumulation Unit Value Beginning                                                                    7.849
   Accumulation Unit Value Ending                                                                       8.492
   Number of Units Outstanding at End of Year                                                          99,749
Scudder SVS I International - Class A Sub-Account
   Accumulation Unit Value Beginning                                                                    5.948
   Accumulation Unit Value Ending                                                                       6.808
   Number of Units Outstanding at End of Year
                                                                                                      174,503
STI Classic Capital Appreciation Sub-Account
   Accumulation Unit Value Beginning                                                                    7.992
   Accumulation Unit Value Ending                                                                       8.380
   Number of Units Outstanding at End of Year                                                          63,858
STI Classic International Equity Sub-Account (7)
   Accumulation Unit Value Beginning                                                                    8.093
   Accumulation Unit Value Ending                                                                       9.486
   Number of Units Outstanding at End of Year                                                             182
STI Classic Value Income Stock Sub-Account
   Accumulation Unit Value Beginning                                                                   11.201
   Accumulation Unit Value Ending                                                                      12.683
   Number of Units Outstanding at End of Year
                                                                                                      100,258
Strong Opportunity II - Investor Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                                 9.284
   Accumulation Unit Value Ending                                                                      10.780
   Number of Units Outstanding at End of Year
                                                                                                      454,476
T. Rowe Price Equity Income - I Sub-Account
   Accumulation Unit Value Beginning                                                                   12.073
   Accumulation Unit Value Ending                                                                      13.627
   Number of Units Outstanding at End of Year
                                                                                                      761,565
T. Rowe Price International Stock - I Sub-Account
   Accumulation Unit Value Beginning                                                                    6.716
   Accumulation Unit Value Ending                                                                       7.505
   Number of Units Outstanding at End of Year
                                                                                                      176,753
T. Rowe Price Mid-Cap Growth - I Sub-Account (8)
   Accumulation Unit Value Beginning                                                                   10.288
   Accumulation Unit Value Ending                                                                      11.957
   Number of Units Outstanding at End of Year
                                                                                                      675,635
T. Rowe Price New America Growth - I Sub-Account
   Accumulation Unit Value Beginning                                                                    7.284
   Accumulation Unit Value Ending                                                                       7.933
   Number of Units Outstanding at End of Year
                                                                                                      120,707
Van Kampen LIT Aggressive Growth, Class II Sub-Account (2)
   Accumulation Unit Value Beginning                                                                   10.000
   Accumulation Unit Value Ending                                                                      11.114
   Number of Units Outstanding at End of Year                                                          77,019
Van Kampen LIT Growth and Income, Class II Sub-Account (2)
   Accumulation Unit Value Beginning                                                                   10.199
   Accumulation Unit Value Ending                                                                      11.431
   Number of Units Outstanding at End of Year
                                                                                                      238,529
Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account (2)(9)
   Accumulation Unit Value Beginning                                                                   10.000
   Accumulation Unit Value Ending                                                                      11.290
   Number of Units Outstanding at End of Year
                                                                                                      220,091
Wells Fargo Advantage Discovery Sub-Account (10)
   Accumulation Unit Value Beginning                                                                        --
   Accumulation Unit Value Ending                                                                           --
   Number of Units Outstanding at End of Year                                                               --
Wells Fargo Advantage Opportunity Sub-Account (10)
   Accumulation Unit Value Beginning                                                                        --
   Accumulation Unit Value Ending                                                                           --
   Number of Units Outstanding at End of Year                                                               --
--------------------------------------------------------------------------------------------------------------



The "Experts" section in the Statement of Additional Information is deleted in its entirety and replaced with the following:



EXPERTS

The financial statements of Lincoln Benefit Life Company as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, and the related financial statement schedules included in this Statement of Additional Information and incorporated in this prospectus by reference from the Lincoln Benefit Life Company Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is included and incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), and have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the sub-accounts comprising Lincoln Benefit Life Variable Annuity Account as of December 31, 2004 and for each of the periods in the two year period then ended included in this Statement of Additional Information have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


The "Financial Statements " section in the Statement of Additional Information is deleted in its entirety and replaced with the following:

FINANCIAL STATEMENTS

The financial statements of the sub-accounts comprising the Separate Account as of December 31, 2004, and for the periods in the two year period then ended, the financial statements of Lincoln Benefit as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and related financial statement schedules and the accompanying Reports of Independent Registered Public Accounting Firm appear in the pages that follow. The financial statements and financial statement schedules of Lincoln Benefit included herein should be considered only as bearing upon the ability of Lincoln Benefit to meet its obligations under the Contacts. The following columns are added to the "Accumulation Unit Values" chart in the Statement of Additional Information:

                    Accumulation Unit Values
             Basic Policy plus Death Benefit Rider

                                                    Year ending
Subaccount                                          ecember 31,
                                                   D   2004
AIM V.I. Basic Value - Series I
Accumulation Unit Value Beginning                        $10.000
Accumulation Unit Value Ending                           $10.806
Number of Units Outstanding at End of Year               105,095

Alger American Growth - Class O
Accumulation Unit Value Beginning                        $10.089
Accumulation Unit Value Ending                           $10.490
Number of Units Outstanding at End of Year               311,988

Alger American Income & Growth - Class O
Accumulation Unit Value Beginning                        $11.516
Accumulation Unit Value Ending                           $12.241
Number of Units Outstanding at End of Year               425,601

Alger American Leveraged AllCap - Class O
Accumulation Unit Value Beginning                        $11.927
Accumulation Unit Value Ending                           $12.717
Number of Units Outstanding at End of Year               167,237

Alger American MidCap Growth - Class O
Accumulation Unit Value Beginning                        $15.100
Accumulation Unit Value Ending                           $16.824
Number of Units Outstanding at End of Year               253,128

Alger American Small Capitalization - Class O
Accumulation Unit Value Beginning                         $8.124
Accumulation Unit Value Ending                            $9.334
Number of Units Outstanding at End of Year               311,336

Federated High Income Bond II
Accumulation Unit Value Beginning                        $10.698
Accumulation Unit Value Ending                           $11.647
Number of Units Outstanding at End of Year               312,748

Federated U.S. Goverment Securities II
Accumulation Unit Value Beginning                        $12.574
Accumulation Unit Value Ending                           $12.840
Number of Units Outstanding at End of Year               486,928

Federated Capital Income II
Accumulation Unit Value Beginning                         $7.586
Accumulation Unit Value Ending                            $8.219
Number of Units Outstanding at End of Year               131,886

Fidelity VIP Asset Manager - Initial Class
Accumulation Unit Value Beginning                        $11.067
Accumulation Unit Value Ending                           $11.504
Number of Units Outstanding at End of Year               135,064

Fidelity VIP Contrafund - Initial Class
Accumulation Unit Value Beginning                        $12.626
Accumulation Unit Value Ending                           $14.370
Number of Units Outstanding at End of Year               795,462

Fidelity VIP Equity-Income - Initial Class
Accumulation Unit Value Beginning                        $11.938
Accumulation Unit Value Ending                           $13.123
Number of Units Outstanding at End of Year               642,647

Fidelity VIP Growth - Initial Class
Accumulation Unit Value Beginning                        $10.106
Accumulation Unit Value Ending                           $10.297
Number of Units Outstanding at End of Year               475,294

Fidelity VIP Index 500 - Initial Class
Accumulation Unit Value Beginning                        $10.128
Accumulation Unit Value Ending                           $11.042
Number of Units Outstanding at End of Year             1,204,079

Fidelity VIP Money Market - Initial Class
Accumulation Unit Value Beginning                        $11.284
Accumulation Unit Value Ending                           $11.256
Number of Units Outstanding at End of Year               627,640

Fidelity VIP Overseas - Initial Class
Accumulation Unit Value Beginning                        $10.141
Accumulation Unit Value Ending                           $11.358
Number of Units Outstanding at End of Year               133,210

Janus Aspen Series Mid Cap Growth - Institutional
Shares
Accumulation Unit Value Beginning                        $10.331
Accumulation Unit Value Ending                           $12.295
Number of Units Outstanding at End of Year               397,665

Janus Aspen Series Balanced - Institutional Shares
Accumulation Unit Value Beginning                        $13.684
Accumulation Unit Value Ending                           $14.637
Number of Units Outstanding at End of Year               813,548

Janus Aspen Series Flexible Bond- Institutional
Shares
Accumulation Unit Value Beginning                        $13.026
Accumulation Unit Value Ending                           $13.347
Number of Units Outstanding at End of Year               319,960

Janus Aspen Series Large Cap Growth -
Institutional Shares
Accumulation Unit Value Beginning                         $9.877
Accumulation Unit Value Ending                           $10.175
Number of Units Outstanding at End of Year               528,557

Janus Aspen Series Foreign Stock - Service Shares
Accumulation Unit Value Beginning                        $10.191
Accumulation Unit Value Ending                           $11.875
Number of Units Outstanding at End of Year                38,184

Janus Aspen Series Worldwide Growth -
Institutional Shares
Accumulation Unit Value Beginning                         $9.864
Accumulation Unit Value Ending                           $10.187
Number of Units Outstanding at End of Year               540,179

LSA Balanced
Accumulation Unit Value Beginning                        $11.037
Accumulation Unit Value Ending                           $11.163
Number of Units Outstanding at End of Year                     0

MFS Emerging Growth - Initial Class
Accumulation Unit Value Beginning
Accumulation Unit Value Ending
Number of Units Outstanding at End of Year

MFS Investors Trust - Initial Class
Accumulation Unit Value Beginning                         $8.899
Accumulation Unit Value Ending                            $9.908
Number of Units Outstanding at End of Year                77,890

MFS New Discovery - Initial Class
Accumulation Unit Value Beginning                         $8.994
Accumulation Unit Value Ending                            $9.871
Number of Units Outstanding at End of Year               166,320

MFS Research - Initial Class
Accumulation Unit Value Beginning                        $15.570
Accumulation Unit Value Ending                           $16.346
Number of Units Outstanding at End of Year               104,037

MFS Total Return - Initial Class
Accumulation Unit Value Beginning                         $9.003
Accumulation Unit Value Ending                           $10.280
Number of Units Outstanding at End of Year               104,339

PREMIER VIT OpCap Balanced
Accumulation Unit Value Beginning                        $11.456
Accumulation Unit Value Ending                           $10.715
Number of Units Outstanding at End of Year                37,586

PREMIER VIT OpCap SmallCap
Accumulation Unit Value Beginning                        $10.000
Accumulation Unit Value Ending                           $10.798
Number of Units Outstanding at End of Year                59,439

Oppenheimer Main Street Small Cap Fund/VA -
Service Shares
Accumulation Unit Value Beginning                        $10.110
Accumulation Unit Value Ending                           $11.746
Number of Units Outstanding at End of Year               101,370

PIMCO VIT Foreign Bond - Administrative Shares
Accumulation Unit Value Beginning                        $11.141
Accumulation Unit Value Ending                           $13.087
Number of Units Outstanding at End of Year               106,022

PIMCO VIT Total Return - Administrative Shares
Accumulation Unit Value Beginning                        $10.633
Accumulation Unit Value Ending                           $11.063
Number of Units Outstanding at End of Year                64,555

Putnam VT International Growth and Income - Class
IB
Accumulation Unit Value Beginning                        $10.915
Accumulation Unit Value Ending                           $11.283
Number of Units Outstanding at End of Year               496,866

Salomon Brothers Variable Investors - Class I
Accumulation Unit Value Beginning                        $11.124
Accumulation Unit Value Ending                           $13.264
Number of Units Outstanding at End of Year                60,246

Scudder SVS I Balanced - Class A
Accumulation Unit Value Beginning                        $10.000
Accumulation Unit Value Ending                           $10.939
Number of Units Outstanding at End of Year                16,313

Scudder SVS I Bond - Class A
Accumulation Unit Value Beginning                        $10.906
Accumulation Unit Value Ending                           $11.446
Number of Units Outstanding at End of Year               227,371

Scudder SVS I Global Discovery - Class A
Accumulation Unit Value Beginning                        $12.401
Accumulation Unit Value Ending                           $12.880
Number of Units Outstanding at End of Year               192,033

Scudder SVS I Growth and Income - Class A
Accumulation Unit Value Beginning                        $14.164
Accumulation Unit Value Ending                           $17.220
Number of Units Outstanding at End of Year                71,497

Scudder SVS I International - Class A
Accumulation Unit Value Beginning                         $8.776
Accumulation Unit Value Ending                            $9.528
Number of Units Outstanding at End of Year                80,031

Scudder SVS II Total Return - Class A
Accumulation Unit Value Beginning                             --
Accumulation Unit Value Ending                                --
Number of Units Outstanding at End of Year                    --

STI Classic Capital Appreciation
Accumulation Unit Value Beginning                         $8.416
Accumulation Unit Value Ending                            $9.666
Number of Units Outstanding at End of Year                60,597

STI Classic International Equity
Accumulation Unit Value Beginning                         $8.573
Accumulation Unit Value Ending                            $9.020
Number of Units Outstanding at End of Year                62,996

STI Classic Value Income Stock
Accumulation Unit Value Beginning                         $8.831
Accumulation Unit Value Ending                           $10.388
Number of Units Outstanding at End of Year                 1,785

Strong Mid Cap Growth II - Investor Class
Accumulation Unit Value Beginning                         $9.083
Accumulation Unit Value Ending                           $10.321
Number of Units Outstanding at End of Year                54,649

Strong Opportunity II - Investor Class
Accumulation Unit Value Beginning                         $9.953
Accumulation Unit Value Ending                           $11.689
Number of Units Outstanding at End of Year               124,471

T. Rowe Price Equity Income - I
Accumulation Unit Value Beginning                        $14.110
Accumulation Unit Value Ending                           $16.441
Number of Units Outstanding at End of Year               224,911

T. Rowe Price International Stock - I
Accumulation Unit Value Beginning                        $13.000
Accumulation Unit Value Ending                           $14.724
Number of Units Outstanding at End of Year               637,860

T. Rowe Price Mid-Cap Growth - I
Accumulation Unit Value Beginning                         $9.102
Accumulation Unit Value Ending                           $10.207
Number of Units Outstanding at End of Year               108,187

T. Rowe Price New America Growth - I
Accumulation Unit Value Beginning                        $15.340
Accumulation Unit Value Ending                           $17.892
Number of Units Outstanding at End of Year               398,739

Van Kampen LIT Aggressive  Growth - Class II
Accumulation Unit Value Beginning                         $8.993
Accumulation Unit Value Ending                            $9.828
Number of Units Outstanding at End of Year                48,594

Van Kampen LIT Growth and Income - Class II
Accumulation Unit Value Beginning                        $10.000
Accumulation Unit Value Ending                           $11.141
Number of Units Outstanding at End of Year                13,718

Van Kampen UIF U.S. Mid Cap Value - Class I
Accumulation Unit Value Beginning                        $10.258
Accumulation Unit Value Ending                           $11.538
Number of Units Outstanding at End of Year               241,428

Wells Fargo Advantage Discovery  fund
Accumulation Unit Value Beginning                             --
Accumulation Unit Value Ending                                --
Number of Units Outstanding at End of Year                    --

Wells Fargo Advantage Opportunity Fund
Accumulation Unit Value Beginning                             --
Accumulation Unit Value Ending                                --
Number of Units Outstanding at End of Year                    --


                    Accumulation Unit Values
             Basic Policy plus Income Benefit Rider
                                                   Year ending
                                                  December 31,
Subaccount                                            2004
AIM V.I. Basic Value - Series I
Accumulation Unit Value Beginning                        $10.000
Accumulation Unit Value Ending                           $10.795
Number of Units Outstanding at End of Year               124,889

Alger American Growth - Class O
Accumulation Unit Value Beginning                         $6.218
Accumulation Unit Value Ending                            $6.456
Number of Units Outstanding at End of Year               285,968

Alger American Income & Growth - Class O
Accumulation Unit Value Beginning                         $6.786
Accumulation Unit Value Ending                            $7.202
Number of Units Outstanding at End of Year               215,770

Alger American Leveraged AllCap - Class O
Accumulation Unit Value Beginning                         $5.485
Accumulation Unit Value Ending                            $5.840
Number of Units Outstanding at End of Year               170,900

Alger American MidCap Growth - Class O
Accumulation Unit Value Beginning                         $8.765
Accumulation Unit Value Ending                            $9.751
Number of Units Outstanding at End of Year               252,067

Alger American Small Capitalization - Class O
Accumulation Unit Value Beginning                         $5.096
Accumulation Unit Value Ending                            $5.846
Number of Units Outstanding at End of Year               147,944

Federated High Income Bond II
Accumulation Unit Value Beginning                        $11.018
Accumulation Unit Value Ending                           $11.977
Number of Units Outstanding at End of Year               259,206

Federated U.S. Goverment Securities II
Accumulation Unit Value Beginning                        $12.090
Accumulation Unit Value Ending                           $12.328
Number of Units Outstanding at End of Year               159,145

Federated Capital Income II
Accumulation Unit Value Beginning                         $6.903
Accumulation Unit Value Ending                            $7.468
Number of Units Outstanding at End of Year                42,894

Fidelity VIP Asset Manager - Initial Class
Accumulation Unit Value Beginning                         $9.445
Accumulation Unit Value Ending                            $9.804
Number of Units Outstanding at End of Year                36,345

Fidelity VIP Contrafund - Initial Class
Accumulation Unit Value Beginning                         $9.142
Accumulation Unit Value Ending                           $10.389
Number of Units Outstanding at End of Year               398,909

Fidelity VIP Equity-Income - Initial Class
Accumulation Unit Value Beginning                        $10.835
Accumulation Unit Value Ending                           $11.893
Number of Units Outstanding at End of Year               238,847

Fidelity VIP Growth - Initial Class
Accumulation Unit Value Beginning                         $6.123
Accumulation Unit Value Ending                            $6.229
Number of Units Outstanding at End of Year               394,806

Fidelity VIP Index 500 - Initial Class
Accumulation Unit Value Beginning                         $7.569
Accumulation Unit Value Ending                            $8.240
Number of Units Outstanding at End of Year               653,279

Fidelity VIP Money Market - Initial Class
Accumulation Unit Value Beginning                        $10.446
Accumulation Unit Value Ending                           $10.404
Number of Units Outstanding at End of Year               158,446

Fidelity VIP Overseas - Initial Class
Accumulation Unit Value Beginning                         $7.258
Accumulation Unit Value Ending                            $8.117
Number of Units Outstanding at End of Year               113,024

Janus Aspen Series Mid Cap Growth -
Institutional Shares
Accumulation Unit Value Beginning                         $3.741
Accumulation Unit Value Ending                            $4.445
Number of Units Outstanding at End of Year                94,730

Janus Aspen Series Balanced - Institutional
Shares
Accumulation Unit Value Beginning                         $9.332
Accumulation Unit Value Ending                            $9.967
Number of Units Outstanding at End of Year               241,921

Janus Aspen Series Flexible Bond - Institutional
Shares
Accumulation Unit Value Beginning                        $12.567
Accumulation Unit Value Ending                           $12.858
Number of Units Outstanding at End of Year                94,082

Janus Aspen Series Large Cap Growth -
Institutional Shares
Accumulation Unit Value Beginning                         $5.786
Accumulation Unit Value Ending                            $5.952
Number of Units Outstanding at End of Year               194,209

Janus Aspen Series Foreign Stock - Service
Shares
Accumulation Unit Value Beginning                        $10.166
Accumulation Unit Value Ending                           $11.828
Number of Units Outstanding at End of Year                32,276

Janus Aspen Series Worldwide Growth -
Institutional Shares
Accumulation Unit Value Beginning                         $5.597
Accumulation Unit Value Ending                            $5.771
Number of Units Outstanding at End of Year               164,971

LSA Balanced
Accumulation Unit Value Beginning                    $11.010
Accumulation Unit Value Ending                       $11.130
Number of Units Outstanding at End of Year              0

MFS Emerging Growth - Initial Class
Accumulation Unit Value Beginning                         $4.463
Accumulation Unit Value Ending                            $4.962
Number of Units Outstanding at End of Year                85,052

MFS Investors Trust - Initial Class
Accumulation Unit Value Beginning                         $7.620
Accumulation Unit Value Ending                            $8.351
Number of Units Outstanding at End of Year                65,590

MFS New Discovery - Initial Class
Accumulation Unit Value Beginning                         $7.426
Accumulation Unit Value Ending                            $7.785
Number of Units Outstanding at End of Year               192,944

MFS Research - Initial Class
Accumulation Unit Value Beginning                         $6.271
Accumulation Unit Value Ending                            $7.149
Number of Units Outstanding at End of Year                25,693

MFS Total Return - Initial Class
Accumulation Unit Value Beginning                        $11.819
Accumulation Unit Value Ending                           $12.948
Number of Units Outstanding at End of Year               165,044

PREMIER VIT OpCap Balanced
Accumulation Unit Value Beginning                        $10.000
Accumulation Unit Value Ending                           $10.787
Number of Units Outstanding at End of Year                30,117

PREMIER VIT OpCap SmallCap
Accumulation Unit Value Beginning                        $10.084
Accumulation Unit Value Ending                           $11.699
Number of Units Outstanding at End of Year                99,363

PREMIER VIT OpCap Balanced
Accumulation Unit Value Beginning                        $11.113
Accumulation Unit Value Ending                           $13.035
Number of Units Outstanding at End of Year               121,027

PIMCO VIT Foreign Bond - Administrative Shares
Accumulation Unit Value Beginning                        $10.607
Accumulation Unit Value Ending                           $11.019
Number of Units Outstanding at End of Year                41,099

PIMCO VIT Total Return - Administrative Shares
Accumulation Unit Value Beginning                        $10.887
Accumulation Unit Value Ending                           $11.238
Number of Units Outstanding at End of Year               258,505

Putnam VT International Growth and Income
Accumulation Unit Value Beginning                        $11.096
Accumulation Unit Value Ending                           $13.211
Number of Units Outstanding at End of Year                30,902

Salomon Brothers Variable Investors - Class I
Accumulation Unit Value Beginning                        $10.000
Accumulation Unit Value Ending                           $10.928
Number of Units Outstanding at End of Year                59,957

Scudder SVS I Balanced - Class A
Accumulation Unit Value Beginning                         $8.656
Accumulation Unit Value Ending                            $9.071
Number of Units Outstanding at End of Year                94,855

Scudder SVS I Bond - Class A
Accumulation Unit Value Beginning                        $12.111
Accumulation Unit Value Ending                           $12.560
Number of Units Outstanding at End of Year               104,889

Scudder SVS I Global Discovery - Class A
Accumulation Unit Value Beginning                         $7.835
Accumulation Unit Value Ending                            $9.511
Number of Units Outstanding at End of Year                85,021

Scudder SVS I Growth and Income - Class A
Accumulation Unit Value Beginning                         $7.904
Accumulation Unit Value Ending                            $8.569
Number of Units Outstanding at End of Year                32,112

Scudder SVS I International - Class A
Accumulation Unit Value Beginning                         $5.990
Accumulation Unit Value Ending                            $6.869
Number of Units Outstanding at End of Year                40,501

Scudder SVS II Total Return - Class A
Accumulation Unit Value Beginning                --
Accumulation Unit Value Ending                   --
Number of Units Outstanding at End of Year       --

STI Classic Capital Appreciation
Accumulation Unit Value Beginning                         $8.049
Accumulation Unit Value Ending                            $8.456
Number of Units Outstanding at End of Year                37,606

STI Classic International Equity
Accumulation Unit Value Beginning                         $8.150
Accumulation Unit Value Ending                            $9.572
Number of Units Outstanding at End of Year                   777

STI Classic Value Income Stock
Accumulation Unit Value Beginning                        $11.279
Accumulation Unit Value Ending                           $12.798
Number of Units Outstanding at End of Year                31,724

Strong Mid Cap Growth II - Investor Class
Accumulation Unit Value Beginning                         $4.458
Accumulation Unit Value Ending                            $5.227
Number of Units Outstanding at End of Year                89,140

Strong Opportunity II - Investor Class
Accumulation Unit Value Beginning                         $9.349
Accumulation Unit Value Ending                           $10.877
Number of Units Outstanding at End of Year               304,108

T. Rowe Price Equity Income - I
Accumulation Unit Value Beginning                        $12.158
Accumulation Unit Value Ending                           $13.750
Number of Units Outstanding at End of Year               188,012

T. Rowe Price International Stock - I
Accumulation Unit Value Beginning                         $6.764
Accumulation Unit Value Ending                            $7.573
Number of Units Outstanding at End of Year               100,922

T. Rowe Price Mid-Cap Growth - I
Accumulation Unit Value Beginning                        $10.360
Accumulation Unit Value Ending                           $12.066
Number of Units Outstanding at End of Year               230,191

T. Rowe Price New America Growth - I
Accumulation Unit Value Beginning                         $7.335
Accumulation Unit Value Ending                            $8.004
Number of Units Outstanding at End of Year                45,690

Van Kampen LIT Aggressive  Growth - Class II
Accumulation Unit Value Beginning                        $10.000
Accumulation Unit Value Ending                           $11.129
Number of Units Outstanding at End of Year                13,497

Van Kampen LIT Growth and Income - Class II
Accumulation Unit Value Beginning                        $10.233
Accumulation Unit Value Ending                           $11.492
Number of Units Outstanding at End of Year                82,521

Van Kampen UIF U.S. Mid Cap Value - Class I
Accumulation Unit Value Beginning                        $10.000
Accumulation Unit Value Ending                           $11.306
Number of Units Outstanding at End of Year               131,386

Wells Fargo Advantage Discovery Fund
Accumulation Unit Value Beginning                             --
Accumulation Unit Value Ending                                --
Number of Units Outstanding at End of Year                    --

Wells Fargo Advantage Opportunity Fund
Accumulation Unit Value Beginning                             --
Accumulation Unit Value Ending                                --
Number of Units Outstanding at End of Year                    --


                    Accumulation Unit Values
    Basic Policy plus Death Benefit and Income Benefit Rider

                                                   Year ending
                                                  December 31,
Subaccount                                            2004
AIM V.I. Basic Value - Series I
Accumulation Unit Value Beginning                        $10.000
Accumulation Unit Value Ending                           $10.792
Number of Units Outstanding at End of Year                41,127

Alger American Growth - Class O
Accumulation Unit Value Beginning                         $9.981
Accumulation Unit Value Ending                           $10.357
Number of Units Outstanding at End of Year               166,189

Alger American Income & Growth - Class O
Accumulation Unit Value Beginning                        $11.393
Accumulation Unit Value Ending                           $12.086
Number of Units Outstanding at End of Year                91,984

Alger American Leveraged AllCap - Class O
Accumulation Unit Value Beginning                        $11.799
Accumulation Unit Value Ending                           $12.556
Number of Units Outstanding at End of Year               128,384

Alger American MidCap Growth - Class O
Accumulation Unit Value Beginning                        $14.939
Accumulation Unit Value Ending                           $16.611
Number of Units Outstanding at End of Year                81,249

Alger American Small Capitalization - Class O
Accumulation Unit Value Beginning                         $8.037
Accumulation Unit Value Ending                            $9.216
Number of Units Outstanding at End of Year               189,896

Federated High Income Bond II
Accumulation Unit Value Beginning                        $10.584
Accumulation Unit Value Ending                           $11.500
Number of Units Outstanding at End of Year                71,574

Federated U.S. Goverment Securities II
Accumulation Unit Value Beginning                        $12.439
Accumulation Unit Value Ending                           $12.678
Number of Units Outstanding at End of Year                44,922

Federated Capital Income II
Accumulation Unit Value Beginning                         $7.505
Accumulation Unit Value Ending                            $8.115
Number of Units Outstanding at End of Year                16,754

Fidelity VIP Asset Manager - Initial Class
Accumulation Unit Value Beginning                        $10.948
Accumulation Unit Value Ending                           $11.358
Number of Units Outstanding at End of Year                36,895

Fidelity VIP Contrafund - Initial Class
Accumulation Unit Value Beginning                        $12.491
Accumulation Unit Value Ending                           $14.188
Number of Units Outstanding at End of Year               218,223

Fidelity VIP Equity-Income - Initial Class
Accumulation Unit Value Beginning                        $11.810
Accumulation Unit Value Ending                           $12.957
Number of Units Outstanding at End of Year               162,289

Fidelity VIP Growth - Initial Class
Accumulation Unit Value Beginning                         $9.998
Accumulation Unit Value Ending                           $10.167
Number of Units Outstanding at End of Year               151,515

Fidelity VIP Index 500 - Initial Class
Accumulation Unit Value Beginning                        $10.019
Accumulation Unit Value Ending                           $10.902
Number of Units Outstanding at End of Year               303,187

Fidelity VIP Money Market - Initial Class
Accumulation Unit Value Beginning                        $11.164
Accumulation Unit Value Ending                           $11.114
Number of Units Outstanding at End of Year               181,129

Fidelity VIP Overseas - Initial Class
Accumulation Unit Value Beginning                        $10.033
Accumulation Unit Value Ending                           $11.215
Number of Units Outstanding at End of Year                44,382

Janus Aspen Series Mid Cap Growth -
Institutional Shares
Accumulation Unit Value Beginning                        $10.220
Accumulation Unit Value Ending                           $12.139
Number of Units Outstanding at End of Year               227,769

Janus Aspen Series Balanced - Institutional
Shares
Accumulation Unit Value Beginning                        $13.538
Accumulation Unit Value Ending                           $14.452
Number of Units Outstanding at End of Year               126,529

Janus Aspen Series Flexible Bond - Institutional
Shares
Accumulation Unit Value Beginning                        $12.886
Accumulation Unit Value Ending                           $13.178
Number of Units Outstanding at End of Year                50,191

Janus Aspen Series Large Cap Growth -
Institutional Shares
Accumulation Unit Value Beginning                         $9.772
Accumulation Unit Value Ending                           $10.046
Number of Units Outstanding at End of Year               274,531

Janus Aspen Series Foreign Stock - Service
Shares
Accumulation Unit Value Beginning                        $10.157
Accumulation Unit Value Ending                           $11.812
Number of Units Outstanding at End of Year                19,692

Janus Aspen Series Worldwide Growth -
Institutional Shares
Accumulation Unit Value Beginning                         $9.759
Accumulation Unit Value Ending                           $10.058
Number of Units Outstanding at End of Year               288,675

LSA Balanced
Accumulation Unit Value Beginning                    $11.001
Accumulation Unit Value Ending                       $11.118
Number of Units Outstanding at End of Year              0

MFS Emerging Growth - Initial Class
Accumulation Unit Value Beginning                         $8.804
Accumulation Unit Value Ending                            $9.782
Number of Units Outstanding at End of Year               182,144

MFS Investors Trust - Initial Class
Accumulation Unit Value Beginning                         $8.898
Accumulation Unit Value Ending                            $9.746
Number of Units Outstanding at End of Year                56,446

MFS New Discovery - Initial Class
Accumulation Unit Value Beginning                        $15.403
Accumulation Unit Value Ending                           $16.139
Number of Units Outstanding at End of Year                50,201

MFS Research - Initial Class
Accumulation Unit Value Beginning                         $8.907
Accumulation Unit Value Ending                           $10.150
Number of Units Outstanding at End of Year                66,633

MFS Total Return - Initial Class
Accumulation Unit Value Beginning                        $12.900
Accumulation Unit Value Ending                           $14.125
Number of Units Outstanding at End of Year               106,104

PREMIER VIT OpCap Balanced
Accumulation Unit Value Beginning                        $10.000
Accumulation Unit Value Ending                           $10.783
Number of Units Outstanding at End of Year                13,967

PREMIER VIT OpCap SmallCap
Accumulation Unit Value Beginning                        $10.076
Accumulation Unit Value Ending                           $11.683
Number of Units Outstanding at End of Year                22,600

PREMIER VIT OpCap Balanced
Accumulation Unit Value Beginning                        $11.104
Accumulation Unit Value Ending                           $13.017
Number of Units Outstanding at End of Year               123,438

PIMCO VIT Foreign Bond - Administrative Shares
Accumulation Unit Value Beginning                        $10.598
Accumulation Unit Value Ending                           $11.004
Number of Units Outstanding at End of Year                 5,691

PIMCO VIT Total Return - Administrative Shares
Accumulation Unit Value Beginning                        $10.878
Accumulation Unit Value Ending                           $11.223
Number of Units Outstanding at End of Year                79,473

Putnam VT International Growth and Income
Accumulation Unit Value Beginning                        $11.087
Accumulation Unit Value Ending                           $13.193
Number of Units Outstanding at End of Year                 8,707

Salomon Brothers Variable Investors - Class I
Accumulation Unit Value Beginning                        $10.000
Accumulation Unit Value Ending                           $10.924
Number of Units Outstanding at End of Year                10,304

Scudder SVS I Balanced - Class A
Accumulation Unit Value Beginning                        $10.790
Accumulation Unit Value Ending                           $11.301
Number of Units Outstanding at End of Year                29,050

Scudder SVS I Bond - Class A
Accumulation Unit Value Beginning                        $12.269
Accumulation Unit Value Ending                           $12.717
Number of Units Outstanding at End of Year                44,974

Scudder SVS I Global Discovery - Class A
Accumulation Unit Value Beginning                        $14.013
Accumulation Unit Value Ending                           $17.001
Number of Units Outstanding at End of Year                40,986

Scudder SVS I Growth and Income - Class A
Accumulation Unit Value Beginning                         $8.682
Accumulation Unit Value Ending                            $9.408
Number of Units Outstanding at End of Year                25,929

Scudder SVS I International - Class A
Accumulation Unit Value Beginning                         $8.326
Accumulation Unit Value Ending                            $9.544
Number of Units Outstanding at End of Year                31,120

Scudder SVS II Total Return - Class A
Accumulation Unit Value Beginning                --
Accumulation Unit Value Ending                   --
Number of Units Outstanding at End of Year       --

STI Classic Capital Appreciation
Accumulation Unit Value Beginning                         $8.493
Accumulation Unit Value Ending                            $8.918
Number of Units Outstanding at End of Year                 3,322

STI Classic International Equity
Accumulation Unit Value Beginning                         $8.749
Accumulation Unit Value Ending                           $10.270
Number of Units Outstanding at End of Year                     0

STI Classic Value Income Stock
Accumulation Unit Value Beginning                         $8.999
Accumulation Unit Value Ending                           $10.205
Number of Units Outstanding at End of Year               112,653

Strong Mid Cap Growth II - Investor Class
Accumulation Unit Value Beginning                         $9.846
Accumulation Unit Value Ending                           $11.541
Number of Units Outstanding at End of Year                85,988

Strong Opportunity II - Investor Class
Accumulation Unit Value Beginning                        $13.959
Accumulation Unit Value Ending                           $16.233
Number of Units Outstanding at End of Year                69,356

T. Rowe Price Equity Income - I
Accumulation Unit Value Beginning                        $12.861
Accumulation Unit Value Ending                           $14.538
Number of Units Outstanding at End of Year               184,824

T. Rowe Price International Stock - I
Accumulation Unit Value Beginning                         $9.005
Accumulation Unit Value Ending                           $10.077
Number of Units Outstanding at End of Year                37,821

T. Rowe Price Mid-Cap Growth - I
Accumulation Unit Value Beginning                        $15.175
Accumulation Unit Value Ending                           $17.665
Number of Units Outstanding at End of Year                82,382

T. Rowe Price New America Growth - I
Accumulation Unit Value Beginning                         $8.897
Accumulation Unit Value Ending                            $9.704
Number of Units Outstanding at End of Year                25,316

Van Kampen LIT Aggressive  Growth - Class II
Accumulation Unit Value Beginning                        $10.000
Accumulation Unit Value Ending                           $11.125
Number of Units Outstanding at End of Year                 8,293

Van Kampen LIT Growth and Income - Class II
Accumulation Unit Value Beginning                        $10.224
Accumulation Unit Value Ending                           $11.477
Number of Units Outstanding at End of Year                17,744

Van Kampen UIF U.S. Mid Cap Value - Class I
Accumulation Unit Value Beginning                        $10.000
Accumulation Unit Value Ending                           $11.302
Number of Units Outstanding at End of Year                28,827

Wells Fargo Advantage Discovery Fund
Accumulation Unit Value Beginning
Accumulation Unit Value Ending
Number of Units Outstanding at End of Year

Wells Fargo Advantage Opportunity Fund
Accumulation Unit Value Beginning
Accumulation Unit Value Ending
Number of Units Outstanding at End of Year



For future reference, please keep this supplement together with your prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of issuance and Distribution.

Pursuant to Item 511 of Regulation S-K, the Registrant hereby represents that the following expenses totaling approximately $ 31,000.00 will be incurred or are anticipated to be incurred in connection with the issuance and distribution of the securities to be registered: registration fees - $0.00; cost of printing and engraving - $ 25,000.00 (approximate); legal fees - $ 5,000.00 (approximate), and accounting fees - $ 1,000.00 (approximate). All amounts are estimated, for the period ending April 4, 2005, for the continuous offering of shares, but are not deducted from proceeds.

Item 15. Indemnification of Directors and Officers

The Articles of Incorporation of Lincoln Benefit Life Company (Depositor) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

The By-Laws of ALFS, Inc. (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

Under the terms of the form of Underwriting Agreement, the Depositor agrees to indemnify the Distributor for any liability that the latter may incur to a Contract owner or party-in-interest under a Contract, (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Contract; provided that the Depositor will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or grow negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





Item 16. Exhibits



 Exh. No.          Description
    1              Principal Underwriting Agreement (1)
  3(a)             Articles of Incorporation (2)
  3(b)             Bylaws (2)
  4(a)             Form of Variable Annuity Contract (3)
  4(b)             Form of  Application (3)
  5                Opinion and Consent of Counsel regarding legality (4)
  21               Subsidiaries of Registrant - Not Applicable
  23               Consent of Independent Registered Public Accounting Firm
                   (filed herewith)
  27               Financial Data Schedule (5)
  99               Experts (filed herewith)
  99(a)            Powers of Attorney for Lawrence W. Dahl,
                   Douglas F. Gaer, John C. Lounds, Samuel H. Pilch,
                   asey J. Sylla, Michael J. Velotta, B. Eugene Wraith, (6)
 99(b)             Power of Attorney for Kevin R. Slawin (7)
 99(c)             Power of Attorney for John C. Pintozzi, Douglas B. Welch,
                   Steven C.  Verney (filed herewith)


-------------------------------------------------

(1) Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 22, 1999

(2) Registration Statement on Form S-6 for the Lincoln Benefit Life Variable Life Account (File No. 333-47717) filed March 11, 1998

(3) Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed April 22, 1998

(4) Post-Effective Amendment to Form S-1 on Form S-3 for Lincoln Benefit Life Variable Annuity Account (File No. 333-59765) filed April 21, 2000.

(5)  Registrant's Form 10-K filed March 29, 2001.

(6) Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545) filed April 14, 2003.

(7) Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account, (File No. 333-50545), filed April 19, 2004.



Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






                                   SIGNATURES

     As required by the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln and State of Nebraska on April 4, 2005.

                    LINCOLN BENEFIT LIFE COMPANY (Registrant)

                            By: /s/ B. Eugene Wraith
            ---------------------------------------------------------
                                B. Eugene Wraith
                      President and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacities and on April 4, 2005.



Name                                  Title
------------------------------        --------------------------


/s/ B. Eugene Wraith                  Director, President and Chief Operating
-------------------------------       Officer
(Principal Executive Officer)



/s/ Samuel H. Pilch                   Group Vice President and Controller
------------------------------
(Principal Accounting Officer)



/s/ Steven C. Verney                  Treasurer
-----------------------------
(Principal Financial Officer)



/s/ Lawrence W. Dahl                  Director, Executive Vice President
----------------------------



/s/ Douglas F. Gaer                   Executive Vice President
----------------------------



/s/ John C. Lounds                    Director
----------------------------



/s/ Douglas B. Welch                  Director, Vice President
----------------------------



/s/ John C. Pintozzi                  Director, Senior Vice President and
----------------------------          Chief Financial Officer



/s/ Kevin R. Slawin                   Director
----------------------------



/s/ Michael J. Velotta                Director, Senior Vice President,
----------------------------          General Counsel and Secretary



/s/ Casey J. Sylla                    Director, Chairman of the Board and
----------------------------          Chief Executive Officer




                                    EXHIBITS

Exhibit No.                Description

23                      Consent of Independent Registered Public Accounting
                        Firm

99                      Experts

99 (c)                  Power of Attorney for John C. Pintozzi,
                        Douglas B. Welch, Steven C.  Verney